Exhibit 99.1

Sharps Technology Announces Pricing of Initial Public Offering

April 13, 2022 21:34 ET | Source: Sharps Technology Inc

NEW YORK, April 13, 2022 (GLOBE NEWSWIRE) — Sharps Technology, Inc. (the “Company”), an innovative medical device company offering patented, best-in-class, single use smart safety syringe products, today announced the pricing of its initial public offering of 3,750,000 common units. Each common unit is being offered at a public offering price per common unit of $4.25 and consists of one share of common stock, par value $0.0001 and two warrants, to purchase one share of common stock for each whole warrant, with an initial exercise price of $4.25 per share. The gross proceeds of the offering are expected to be approximately $16 million before deducting underwriting discounts and commissions and offering expenses. The offering is expected to close on April 19, 2022, subject to satisfaction of customary closing conditions.

In addition, the Company has granted Aegis Capital Corp. (“Aegis”) a 45-day option to purchase up to such number of (i) additional shares of common stock equal to 15% of number of units sold in the offering, and/or (ii) additional warrants equal to 15% of the number of warrants underlying units sold in the offering, in each case solely to cover over-allotments, if any. The purchase price to be paid per additional share of common stock will be equal to the public offering price of one common unit less the purchase price for the two warrants included within the common unit, as applicable, less the underwriting discount. The purchase price to be paid per additional warrant will be $0.01. If Aegis exercises the option to purchase only such warrants, additional proceeds will be nominal. If Aegis exercises the option in full for common stock, the total gross proceeds of the offering including overallotment are expected to be approximately $18.3 million before deducting underwriting discounts and commissions and offering expenses.

The common stock and warrants are expected to begin trading on The Nasdaq Capital Market on April 14, 2022, under the symbols “STSS” and “STSSW,” respectively.

Aegis Capital Corp. is acting as the sole book-running manager for the offering.

A registration statement on Form S-1 (No. 333-263715) relating to the securities sold in this offering was declared effective by the Securities and Exchange Commission (the “SEC”) on April 13, 2022. The offering is being made only by means of a prospectus. Copies of the final prospectus may be obtained, when available, on the SEC’s website, www.sec.gov, or by contacting Aegis Capital Corp., Attention: Syndicate Department, 810 7th Avenue, 18th Floor, New York, NY 10019, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction

About Sharps Technology, Inc.

Sharps Technology, Inc. is a medical device company addressing global issues while engineering a safer future for healthcare providers and people everywhere through compassionate innovation. Sharps Provensa™ is the Company’s premier line of smart safety syringes that eliminate accidental needlestick injuries, prevent needle reuse, and reduce wasted medicine and vaccines—while retaining the intuitive simplicity of traditional syringes. Please visit SharpsTechnology.com to learn more.

Forward-Looking Statements

This press release contains “forward-looking statements” Forward-looking statements reflect our current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release

Contact:

Dave Gentry

Phone Number: +1 407-491-4498

Email: dave@redchip.com